Exhibit 4.3

EAGLE SPINCO INC.

FIRST SUPPLEMENTAL INDENTURE

To the Indenture dated as of January 28, 2013

FIRST SUPPLEMENTAL INDENTURE (this “First Supplemental Indenture”), dated as of January 28, 2013, among Georgia Gulf Chemicals & Vinyls, LLC, Georgia Gulf Lake Charles, LLC, Royal Mouldings Limited, Royal Window and Door Profiles Plant 13 Inc., Royal Window and Door Profiles Plant 14 Inc., Plastic Trends, Inc., Royal Group Sales (USA) Limited, Rome Delaware Corp., Royal Plastics Group (U.S.A.) Limited, Exterior Portfolio LLC, PHH Monomers, LLC and Georgia Gulf Corporation (renamed or to be renamed Axiall Corporation on the date hereof) (each, a “Guaranteeing Entity” and together, the “Guaranteeing Entities”), Eagle Spinco Inc. (or its permitted successor), a Delaware corporation (the “Issuer”), and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”) to the Indenture (as defined below).

W I T N E S S E T H

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of January 28, 2013, providing for the issuance of 4.625% Senior Notes due 2021 (the “Notes”);

WHEREAS, the Indenture allows for each Guaranteeing Entity to execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Entity shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth therein and herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this First Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each Guaranteeing Entity and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. The Guaranteeing Entity hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 10 thereof.

3. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Entity, as such, shall have any liability for any obligations of the Issuer or any Guaranteeing Entity under the Notes, any Note Guarantees, the Indenture or this First Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability.

4. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

5. COUNTERPARTS. The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Entities and the Issuer.

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: January 28, 2013

EAGLE SPINCO INC.

By:	/s/ Timothy Mann, Jr.
Name:	Timothy Mann, Jr.
Title:	Secretary

GEORGIA GULF CORPORATION (renamed or to be renamed AXIALL CORPORATION on the date hereof)

By:	/s/ Timothy Mann, Jr.
Name:	Timothy Mann, Jr.
Title:	Executive Vice President, General Counsel and Secretary

GEORGIA GULF CHEMICALS & VINYLS, LLC

By:	/s/ Timothy Mann, Jr.
Name:	Timothy Mann, Jr.
Title:	Vice President-General Counsel and Secretary

GEORGIA GULF LAKE CHARLES, LLC

By:	/s/ Timothy Mann, Jr.
Name:	Timothy Mann, Jr.
Title:	Vice President-General Counsel and Secretary

ROYAL MOULDINGS LIMITED

By:	/s/ Timothy Mann, Jr.
Name:	Timothy Mann, Jr.
Title:	Vice President and Secretary

ROYAL WINDOW AND DOOR PROFILES PLANT 13 INC.

By:	/s/ Timothy Mann, Jr.
Name:	Timothy Mann, Jr.
Title:	Vice President and Secretary

ROYAL WINDOW AND DOOR PROFILES PLANT 14 INC.

By:	/s/ Timothy Mann, Jr.
Name:	Timothy Mann, Jr.
Title:	Vice President and Secretary

PLASTIC TRENDS, INC.

By:	/s/ Timothy Mann, Jr.
Name:	Timothy Mann, Jr.
Title:	Vice President and Secretary

ROYAL GROUP SALES (USA) LIMITED

By:	/s/ Timothy Mann, Jr.
Name:	Timothy Mann, Jr.
Title:	Vice President and Secretary

ROME DELAWARE CORP.

By:	/s/ Timothy Mann, Jr.
Name:	Timothy Mann, Jr.
Title:	Vice President and Secretary

ROYAL PLASTICS GROUP (U.S.A.) LIMITED

By:	/s/ Timothy Mann, Jr.
Name:	Timothy Mann, Jr.
Title:	Vice President and Secretary

EXTERIOR PORTFOLIO LLC

By:	/s/ Timothy Mann, Jr.
Name:	Timothy Mann, Jr.
Title:	Vice President

PHH MONOMERS, LLC

By:	/s/ Timothy Mann, Jr.
Name:	Timothy Mann, Jr.
Title:	Secretary

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Jack Ellerin
Authorized Signatory

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